EXHIBIT 5.3
                                                                     -----------


                         OUTTRIM SZABO ASSOCIATES LTD.
Calgary, Alberta                                           Petroleum Consultants
--------------------------------------------------------------------------------
1430, 311 - 6th Avenue S.W.,          Phone (403) 266-8680    Fax (403) 266-1887
Calgary, Alberta, Canada T2P 3H2




July 28, 2003

Baytex Energy Ltd.
2200, 205 - 5th Avenue S.W.
Calgary, Alberta
T2P 2V7

ATTENTION: Mr. Ryan Chong

RE: FORM F-10


Dear Sir:

         We hereby consent to the use of our name in this Registration Statement on Form F-10 of Baytex Energy Ltd. and in the prospectus contained in the Registration Statement as it appears in the Documents Incorporated by Reference.

                                            Yours truly,

                                            OUTTRIM SZABO ASSOCIATES LTD.

                                            /s/ Attila A. Szabo
                                            -------------------------------
                                            Attila A. Szabo, P.Eng.
                                            Senior Vice-President







                                                   OUTTRIM SZABO ASSOCIATES LTD.